As filed with the Securities and Exchange Commission on December 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Contango ORE, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311
(Address of Principal Executive Offices, including zip code and telephone number)

_________________

Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan
(Full title of the plan)

Brad Juneau
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311

(Name, address and telephone number, including area code, of agent for service)
_________________

Copy to:

Timothy T. Samson
Thompson & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
 (713) 951-5842
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan	500,000 shares	$18.25	$9,125,000.00	$1,136.06

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) including stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the bid and asked prices per share of the registrant’s common stock on December 14, 2017 as reported on the OTCQB tier of the OTC Markets Group Inc.

(3) This registration statement registers an additional 500,000 shares issuable under the Plan.  We previously registered 1,000,000 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-172448).

INTRODUCTION

Contango ORE, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of common stock of the Company, par value $0.01 per share, that may be issued under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) as a result of the adoption of an amendment and restatement of the Contango ORE, Inc. 2010 Equity Compensation Plan, which increased the amount of common stock available under the Plan by 500,000 shares. The additional 500,000 shares of common stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-172448) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2011 is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will provide free of charge all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the rules and regulations of the Commission, the Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is registering additional securities under the Plan covered hereby for which registration statement on Form S-8 bearing Registration No. 333-172448 is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Company elects to incorporate by reference the contents of such registration statement which constitutes information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
5.1	Opinion of Thompson & Knight LLP regarding the validity of the securities being registered (filed herewith).
23.1	Consent of Thompson & Knight LLP (contained in Exhibit 5.1).
23.2	Consent of Hein & Associates LLP (filed herewith).
24.1	Powers of Attorney (included on signature pages of this Registration Statement).
99.1
Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on December 15, 2017.

CONTANGO ORE, INC.

By:	/s/ Brad Juneau
Name:	Brad Juneau
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Brad Juneau, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on December 15, 2017.

Signature	Title

/s/ Brad Juneau	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Brad Juneau
/s/ Leah Gaines	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Leah Gaines
/s/ Joseph S. Compofelice	Director
Joseph S. Compofelice
/s/ Joseph G. Greenberg	Director
Joseph G. Greenberg
/s/ Richard A. Shortz	Director
Richard A. Shortz

4